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                                   EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is entered into as of the 19th day of August, 2002, between HiEnergy Technologies, Inc., a Washington corporation (the "Company"), and Primoris Group Inc., an Ontario corporation (the "Optionee")(together, the "parties").

     WHEREAS, the Company has undertaken to issue and grant an option to the Optionee to purchase 400,000 shares of its common stock; and

     WHEREAS, the Company has agreed to give the Optionee registration rights as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1.     DEFINITIONS.  As  used  in  this Agreement the following terms shall have
       -----------
the  following  respective  meanings:

     1.1  "EXCHANGE  ACT" means the Securities Exchange Act of 1934, as amended.

     1.2 "OPTION" means the nonqualified stock option granted to the Optionee by the Company as provided in the Stock Option Agreement between the parties.

     1.3 "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.4 "REGISTRABLE SECURITIES" means any shares of common stock of the Company underlying the Option or that have been issued to the Optionee by the Company upon exercise of the Option and that cannot be sold pursuant to Rule 144.

     1.5 "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Company which shall be paid in any event by Company).

     1.6  "SEC"  means  the  Securities  and  Exchange  Commission.

     1.7  "SECURITIES  ACT"  shall  mean the Securities Act of 1933, as amended.

     1.8 "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          HiEnergy Technologies, Inc. - Registration Rights Agreement
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2.     PIGGYBACK  REGISTRATION  RIGHTS
       -------------------------------

       2.1     Registration Rights. If the Company at any time proposes to
               -------------------
register its common stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) during the Exercise Term of the Option, the Company shall notify the Optionee in writing at least fifteen (15) days prior to the filing of the registration statement for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford the Optionee an opportunity to include in each such registration statement during the Exercise Term of the Option, subject to the terms and conditions set forth in this Section 2, any of the Registrable Securities. The Company shall use its commercially reasonable best efforts to cause such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if, at any time after written notice of its intention to register any offering of securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Optionee and, thereon, (i) in the case of a determination not to register, will be relieved of this obligation to register the Registrable Securities in connection with such registration (but not from the obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, will be permitted to delay registering the Registrable
Securities, for the same period as the delay in registering such other securities.

2.2     Underwriting.  If  the  managing underwriter of an underwritten offering
        ------------
under Section 2.1 informs the Company and the Optionee of its belief that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by the Company, then the Company will include in such registration, to the extent of the number which the Company is advised can be sold in the offering: first, securities proposed by the Company
                                       -----
to  be  sold  for  its own account; second, the shares of Company's common stock
                                    ------
sold in private placements for cash during 2002, pro rata based upon the number of shares of such securities so proposed to be sold and so requested to be included; third, the Registrable Securities requested to be included in the
           -----
registration;  and  fourth,  the  shares  of  the Company's common stock held by
                    ------
former shareholders of HiEnergy Microdevices, pro rata based upon the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the Optionee will have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's common stock.

3.     EXPENSES  OF  REGISTRATION.  Except  as specifically provided herein, all
       --------------------------
Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 herein shall be borne by the Optionee.

          HiEnergy Technologies, Inc. - Registration Rights Agreement
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4.     REQUESTS  FOR INFORMATION. The Optionee hereby agrees to promptly furnish
       -------------------------
the Company with any and all written information concerning the Optionee that the Company reasonably requests in order to (1) prepare the registration statements and (2) conduct such other due diligence as may be necessary for the Company to satisfy or respond to any regulatory or governmental requirements or requests. The Optionee agrees to provide true, complete and accurate information based on a diligent review of appropriate records as would be conducted by a prudent man in the management of his own property. The Optionee understands that the Company may incorporate some or all of such information into the foregoing documents or may determine based on such information that certain disclosures are not required, and that the Company will depend on the Optionee to provide true, complete and accurate information.

5. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Agreement, and all notices required under this Agreement, shall terminate and be of no further force and effect on the earlier of (i) August 1, 2004 or (ii) the date that all of the shares underlying the Option have been exercised and may be sold pursuant to Rule 144; provided, however, that if the Consulting Agreement is terminated pursuant to Section 7.2 therein, all registration rights granted herein shall immediately terminate.

6.     INDEMNIFICATION.  In the event any Registrable Securities are included in
       ---------------
a  registration  statement  under  Section  2:

     6.1 The Company agrees to indemnify and hold harmless the Optionee and each person who controls the Optionee within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), to which the Optionee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any of the above-mentioned documents in reliance upon, and in conformity with, written information furnished to the Company by the Optionee, including any person who controls the Optionee, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

     6.2 The Optionee agrees that it will indemnify and hold harmless the Company, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees) to which the Company or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements


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therein  not  misleading,  but  in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement or amendments or supplements thereto in reliance upon and in conformity with, written information furnished to the Company by the Optionee specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Optionee may otherwise have.

     6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     6.4 All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this
Section 6 and all reasonable attorney fees and expenses), shall be paid to the indemnified party, as incurred, within ten (10) days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

7.     CONTRIBUTION.  In  order  to  provide for just and equitable contribution
       ------------
under the Securities Act or otherwise arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement under Section 2, or amendments or supplements thereto, or arising out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act or otherwise may be required on the part of any indemnified party, in either such case the Company and the Optionee shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for

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all  purposes of this Agreement, include, but are not limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Optionee on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Optionee agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.     MISCELLANEOUS
       -------------
     8.1  APPLICABLE  LAW.  This  Agreement  and  all  rights hereunder shall be
          ---------------
governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflicts of laws provisions thereof. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of California and of the federal district courts in California with respect to any action or legal proceeding commenced by any person or entity relating to or arising out of this Agreement. The parties consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below in Section 8.7 or such other address as a party shall furnish in writing to the other.

     8.2  COUNTERPARTS  AND FACSIMILE SIGNATURE. This Agreement may be signed in
          --------------------------------------
counterparts, all of which when taken together shall constitute a single executed document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

     8.3  ENTIRE  AGREEMENT;  AMENDMENT.  This  Agreement constitutes the entire
          -----------------------------
agreement among the parties concerning the subject matter of this Agreement, and it supersedes any prior oral or written agreements between the parties. A separate writing may inform the construction of the provisions of this Agreement if expressly called for by the terms of this Agreement. This Agreement may not be amended except by a written agreement signed by the party against which enforcement is sought.


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     8.4  WAIVER.  The failure of a party to insist upon strict adherence to any
          ------
term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     8.5  ASSIGNMENT.  Subject  to  the  limitations below, this Agreement shall
          ----------
inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     8.6  HEADINGS.  The  section  headings  contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7 NOTICE. Any notice required or permitted to be given hereunder shall be
         ------
given by hand delivery, facsimile transmission or by registered mail, postage prepaid, addressed to the parties at their respective addresses as set forth below. Any such notices given by hand delivery or by facsimile transmission shall be deemed to have been received on the date of delivery or transmission and if given by prepaid registered mail, shall be deemed to have been received on the third (3rd) business day immediately following the date of mailing. The parties shall be entitled to give notice of changes of addresses from time to time in the manner hereinbefore provided for the giving of notice.

If  for  the  Company:     HiEnergy  Technologies,  Inc.
                           10  Mauchly  Drive
                           Irvine,  CA  92618
                           Attn:  President
                           Tel:  949.727.3389
                           Fax:  949.727.3288

If  for  the  Optionee:     Primoris  Group  Inc.
                            44  Victoria  Street,  Suite  1417
                            Toronto,  ON  M5C  1Y2
                            Tel:  416.489.0092
                            Fax:  416.544.9259

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.


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     IN  WITNESS  WHEREOF,  the  undersigned  have  executed  and delivered this
Agreement  as  of  the  date  first  written  above.

THE  COMPANY:

HIENERGY  TECHNOLOGIES,  INC.,  a  Washington  corporation



By:     /s/  Barry  Alter
        -----------------
     Barry  Alter,  President  and  CEO


THE  OPTIONEE:


PRIMORIS  GROUP  INC.,  an  Ontario  corporation


By:     /s/  Joseph  Carusone
        ---------------------
     Joseph  Carusone,  President

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